UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 26, 2012


                                   VUMEE, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-53910                  35-2340897
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

50 E. Sample Road, Suite 301, Pompano Beach, Florida                33064
     (Address of principal executive offices)                     (Zip Code)

                                 (800) 854-0654
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 26, 2012, we entered into a line of credit agreement with one (1) US investor pursuant to which the investor will make available up to $2,000,000 by way of advances. Pursuant to the terms of the agreement, all indebtedness shall be paid to the investor on November 26, 2013 and thereon, shall bear interest at the rate of 8% per annum, calculated annually. The investor has the option to, at any time, convert any portion of outstanding debt into shares of our common stock at the closing price of our stock on the day preceding the notice to convert.

The description of the a line of credit agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the a line of credit agreement that is attached hereto as exhibit, and which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

10.1   Line of Credit Financing Agreement dated November 26, 2012

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VUMEE, INC.


/s/ Michael Spiegel
-------------------------------
Michael Spiegel
CEO and President

Date: December 4, 2012

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